AMENDMENT TO
                           AGREEMENT WITH RESPECT TO
                           TRADEMARKS AND FUND NAMES


     The Agreement with Respect To Trademarks and Fund Names (the "Agreement"), dated May 1, 1999, by and among AIM Management Group Inc., AIM Distributors, Inc., Columbus Life Insurance Company and Touchstone Securities, Inc. (the "Parties"), is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedule A of the Agreement to address a logo change.

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective January 1, 2003



                                         AIM MANAGEMENT GROUP INC.


Attest: ______________________________   By: ___________________________________
/s/ Nancy L. Martin                      /s/ Carol F. Relihan
Name: Nancy L. Martin                    Name: Carol F. Relihan
Title: Assistant Secretary               Title: Senior Vice President

(SEAL)                                   (SEAL)



                                         AIM DISTRIBUTORS, INC>

Attest: ______________________________   By: ___________________________________
/s/ Nancy L. Martin                      /s/ Michael J. Cerno
Name: Nancy L. Martin                    Name: Michael J. Cerno
Title: Assistant Secretary               Title: President

(SEAL)                                   (SEAL)

                                         COLUMBUS LIFE INSURANCE COMPANY

Attest: ______________________________   By: ___________________________________
/s/ Donna Schenik                        /s/ Mark Wilkerson
Name: Donna Schenik                      Name: Mark Wilkerson
Title: VP-Mktg Services                  Title: SRVP & CMO

(SEAL)



                                         TOUCHSTONE SECURITIES, INC.

Attest: ______________________________   By: ___________________________________
/s/ Robert F. Morand                     /s/ Jill T. McGruder
Name: Robert F. Morand                   Name: Jill T. McGruder
Title: Secretary                         Title: President and Chief Executive
                                         Officer

(SEAL)

                                   SCHEDULE A

                           AIM LOGO GRAPHIC STANDARDS



[logo: AIM INVESTMENTS]    LOGO COLORS

                           ONE COLOR - both the box and the word Investments print black with a white Chevron and White AIM inside the box.

                           TWO COLORS - in printed versions of the logo, the
                           preferred usage is always two color reproduction.
[logo: AIM INVESTMENTS]    The box prints in PMS 356 Green with Chevron and
                           AIM white and with the word Investments printing
                           Black.

                           FOUR COLOR PROCESS - the box prints Cyan 100%, Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word investments prints solid black.